ASSIGNMENT AND ASSUMPTION OF
AGREEMENT OF SALE AND PURCHASE

THIS ASSIGNMENT AND ASSUMPTION OF AGREEMENT OF SALE AND PURCHASE (this “Assignment”) is made and entered into as of June 27, 2018, by and between RREEF America L.L.C., a Delaware limited liability company (the “Original Purchaser”), as assignor, and RPT Palmetto Lakes, LLC (the “Palmetto Assuming Purchaser”); RPT Hialeah I, LLC (the “Hialeah I Assuming Purchaser”); and RPT Hialeah II, LLC (the “Hialeah II Assuming Purchaser”), each a Delaware limited liability company (collectively referred to herein as the “Assuming Purchasers”), as assignee.

BACKGROUND

WHEREAS, The Realty Associates Fund VIII, L.P. (the “Seller”), and Original Purchaser entered into that Agreement of Purchase and Sale dated as June 1, 2018 (as amended, the “Purchase Agreement”), regarding the purchase and sale of certain real property, commonly known by the names set forth on Exhibit A attached hereto (being referred to herein individually as the “Property” and, collectively, as the “Properties”), more particularly described in the Purchase Agreement; and
WHEREAS, Original Purchaser desires to assign its interest in the Purchase Agreement to Assuming Purchasers, and Assuming Purchasers desire to assume such interest, all as hereinafter provided.

AGREEMENT

NOW, THEREFORE, for and in consideration of the foregoing recitals and the mutual covenants and agreements contained in this Assignment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Original Purchaser and Assuming Purchasers hereby agree as follows:

1.    Transfer and Assignment. In accordance with Section 16.8 of the Purchase Agreement, Original Purchaser hereby sells, transfers, assigns, delivers and conveys to each Assuming Purchaser, its successors and assigns, all right, title and interest of Original Purchaser in, to and under the Purchase Agreement with respect to the Property being conveyed to each such Assuming Purchaser as indicated on Exhibit A attached hereto.

2.    Assumption of Obligations. Each Assuming Purchaser hereby accepts said assignment and assumes and agrees to perform, and to be bound by, all of the terms, covenants, conditions, and obligations imposed upon or assumed by Original Purchaser under the terms of the Agreement with respect to the applicable Property from and after the date hereof.

3.    Deposit. Original Purchaser and Assuming Purchasers acknowledge and agree that Original Purchaser has deposited Purchaser’s Letter of Credit with Escrow Agent pursuant to the terms of the Purchase Agreement. On or before three (3) business days after the Effective Date hereof, Assuming Purchasers shall each deposit in cash (the “Cash Deposits”) with Escrow Agent the amounts shown on Exhibit A attached hereto, and upon such deposit, Purchaser’s Letter of Credit shall be released to Original Purchaser. The Cash Deposits shall be held in escrow pursuant to the terms of the Purchase Agreement.

4.    Governing Law. This instrument shall be governed by and construed in accordance with the internal laws of the State of Florida without reference to the conflicts of laws or choice of laws provisions thereof, and may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.

5.    Binding Effect. This instrument shall be binding upon and shall insure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

6.    Ratification. Except as specifically set forth herein, all other terms and conditions of the Purchase Agreement shall remain unmodified and in full force and effect, the same being confirmed, ratified, reaffirmed and republished hereby.

[SIGNATURE PAGE(S) FOLLOW]

IN WITNESS WHEREOF, Original Purchaser and Assuming Purchasers have hereunto set their hands and affixed their seals hereto on the day and year first above written.

WITNESSES: /s/ Nick Bloss /s/ Ingrid Baerwald	ORIGINAL PURCHASER: RREEF AMERICA L.L.C., a Delaware limited liability company By: /s/ David Hamm Name: David Hamm Title: Authorized Signatory
WITNESSES: /s/ Nick Bloss /s/ Ingrid Baerwald	PALMETTO ASSUMING PURCHASER: RPT PALMETTO LAKES, LLC, a Delaware limited liability company By: /s/ David Hamm Name: David Hamm Title: Authorized Signatory
WITNESSES: /s/ Nick Bloss /s/ Ingrid Baerwald	HIALEAH I ASSUMING PURCHASER: RPT HIALEAH I, LLC a Delaware limited liability company By: /s/ David Hamm Name: David Hamm Title: Authorized Signatory
WITNESSES: /s/ Nick Bloss /s/ Ingrid Baerwald	HIALEAH II ASSUMING PURCHASER: RPT HIALEAH II, LLC a Delaware limited liability company By: /s/ David Hamm Name: David Hamm Title: Authorized Signatory

EXHIBIT A
PROPERTY

	Name	Address	Assuming Purchaser	Cash Deposit Amount
1.	Palmetto Lakes Distribution	5255 NW 159th Street, Miami Lakes, FL 33014	RPT Palmetto Lakes, LLC	$300,000
2.	Hialeah Industrial I	3510 NW 60th Street, Miami, FL 33142	RPT Hialeah I, LLC	$100,000
3.	Hialeah Industrial II	5959 NW 35th Avenue, Miami, FL 33142	RPT Hialeah II, LLC	$100,000